EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 33 to the Registration Statement (File Nos. 2-60491 and 811-2794) (the "Registration Statement") of MFS(R) Series Trust III (the "Trust"), of my opinion dated May 13, 1998, appearing in Post-Effective Amendment No. 25 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on May 15, 1998.







                                      JAMES R. BORDEWICK, JR.
                                      James R. Bordewick, Jr.
                                      Assistant Secretary and Assistant Clerk

Boston, Massachusetts
December 23, 2002